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                                                                     EXHIBIT 4.2

NUMBER                                                                    SHARES


                      MELITA INTERNATIONAL CORPORATION
            (Incorporated under the laws of the State of Georgia)
    Authorized to Issue 100,000,000 shares of Common Stock, No Par Value


         This certifies that____________[Specimen]____________is the registered holder of ______________________________________shares of the authorized common stock of Melita International Corporation which are fully paid and non-assessable and which are transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ___________ A.D., 19__


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Secretary                                             President